Exhibit 99.1
For immediate release:
Bank of Commerce Holdings™ announces First Quarter 2009 Operating Results
REDDING, California, April 30, 2009/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $765 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™ today announced first quarter 2009 operating results.
“The mark of an exceptional company is consistently good performance relative to that of its competitors and peers, regardless of economic conditions and competitive threats. We believe that Redding Bank of Commerce meets the mark. There has been a considerable slowdown in the economy and no one can say with assurance where it is headed. What we do know is that the best companies capitalize on their strength to grow aggressively in downturns and we are very proud of our financial results”, said Patrick J. Moty, President and CEO.
1st Quarter 2009 Highlights
•	Net Income of $1,270,000 up 3.4% over Q1 2008

•	Average earning assets up $134.7 million or 23.0%

•	Average loans up $20.3 million or 4.02%

•	Core deposits up $22.2 million or 8.7%

•	Provision for loan loss of $1.4 million

•	Total risk based capital of 12.69%

•	Diluted EPS of $0.12

•	2009 1st quarter common stock cash dividends declared of $522,700
Our balance sheet has changed substantially over the first quarter from a year ago.
Total assets are up $114.1 million or 17.5%, loans have increased by $18.8 million and total deposits have increased by $63.6 million.
The capital ratios of Redding Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies. Total risk-based capital to risk-weighted assets was 12.69% at March 31, 2009.
Average loans, the largest component of average earning assets, increased $20.3 million or 4.02% on average compared with same period a year ago. Average securities including federal funds sold increased $114.4 million over the same period a year ago. The yield on earning assets decreased to 5.37% for the three-month period ended March 31, 2009 compared to 6.80% for the same period in the prior year. The decrease is primarily due to multiple interest rate drops during the period.

Average interest-bearing deposits for the three-months ended March 31, 2009 increased $69.7 million or 17.5% compared with the same period in the prior year. Average non-interest bearing deposits have increased by $7.8 million or 11.7% over the prior year three-month period.
The overall cost of interest-bearing liabilities for the first three-months of 2009 was 2.13% compared with 3.58% for the first three-months of 2008. The decreased cost was primarily a result of the drop in interest rates during the period coupled with refinancing of FHLB borrowings at lower interest rates.
The net effect of the changes discussed above resulted in an increase of $980,000 or 18.1% in net interest income for the three-month period ended March 31, 2009 from the same period in 2008. The net interest margin decreased 15 basis points to 3.55% from 3.70% over the same period a year ago.
The Company continues to be aggressive in identifying non-performing assets. Non-performing assets were 2.94% of total assets as of March 31, 2009 compared to 2.98% at December 31, 2008.
On April 20, 2009 the Bank sold non-performing loans of $14.3 million with recoveries of $227,000. Following the loan sale, non performing assets to total assets were 1.08% compared to 2.94% of total assets at 03/31/09.
The allowance for loan and lease losses totaled $7.7 million at March 31, 2009 compared to $5.8 million at March 31, 2008.
The Company’s allowance for loan losses was 1.45% of total loans at March 31, 2009 and 1.14% at March 31, 2008. Provisions for loan losses for the quarter ended March 31, 2009 were $1,425,000 compared to $600,000 for the same quarter in 2008.
During the first quarter 2009, $116.8 million in total loans were processed.
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™.
The Company is a federally insured California banking corporation and opened on October 22, 1982.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Howe Barnes Hoefer & Arnett Investment Inc. /
John T. Cavender
555 Market Street
San Francisco, CA (800) 346-5544
Hill, Thompson, Magid & Co. Inc /
R.J. Dragani
15 Exchange Place, Suite 800
Jersey City, New Jersey 07030 (201) 369-2908

Keefe, Bruyette & Woods, Inc. /
Dave Bonaccorso
101 California Street, 37th Floor
San Francisco, CA 94105 (415) 591-5063
Sandler & O’Neil /Bryan Sullivan
919 Third Avenue, 6th Floor
New York, NY 10022 (888) 383-3112
Raymond James Financial/ Geoff Ball
1805 Hilltop Drive, Suite 106
Redding, CA (800) 926-5040
This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:
•	Competitive pressure in the banking industry and changes in the regulatory environment.
•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.
•	The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.
•	Credit quality deteriorates which could cause an increase in the provision for loan losses.
•	Losses in the Company’s merchant credit card processing business.
•	Asset/Liability matching risks and liquidity risks.
•	Changes in the securities markets.
For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and under the heading:
“Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

Dollars in thousands	March 31, 2009	Dec. 31,2008	March 31, 2008
ASSETS

Cash and due from banks	$38,965	$33,716	$12,737
Federal funds sold and securities purchased under agreements to resell	56,655	51,475	25,995

Cash and cash equivalents	95,620	85,191	38,732
Securities available-for-sale (including pledged collateral of $66,210 at March 31, 2009, $68,735 at December 31, 2008 and $57,274 at March 31, 2008)	105,538	131,687	62,090

Securities held-to-maturity, at cost (estimated fair value of $10,646 at March 31, 2008)	—	—	10,421

Loans, net of the allowance for loan losses of $7,701 at March 31, 2009, $8,429 at December 31, 2008 and $5,815 at March 31, 2008	525,182	518,946	506,374
Bank premises and equipment, net	10,553	10,672	11,370
Other assets	28,443	27,718	22,248

TOTAL ASSETS	$765,336	$774,214	$651,235

LIABILITIES AND STOCKHOLDERS’ EQUITY

Demand — noninterest bearing	$66,351	$79,988	$71,722
Demand — interest bearing	138,231	143,871	140,624
Savings accounts	72,873	67,136	42,946
Certificates of deposit	270,490	264,287	229,006

Total deposits	547,945	555,282	484,298

Securities sold under agreements to repurchase	10,813	13,853	12,455
Federal Home Loan Bank borrowings	120,000	120,000	85,000
Other liabilities	7,716	7,036	7,633
Junior subordinated debt payable to unconsolidated subsidiary grantor trust	15,465	15,465	15,465

Total Liabilities	701,939	711,636	604,851
Commitments and contingencies
Stockholders’ Equity:

Preferred stock (liquidation preference of $1,000 per share; issued 2008) 2,000,000 authorized; 17,000 shares issued and outstanding in 2009, and December 31, 2008, no shares issued and outstanding at March 31, 2008	16,573	16,551	—
Common stock , no par value, 50,000,000 shares authorized; 8,711,495 shares issued and outstanding at March 31, 2009, 8,711,495 at December 31, 2008 and 8,707,745 at March 31, 2008	9,679	9,650	9,550
Common Stock Warrant	449	449	—
Retained earnings	36,541	36,009	37,135
Accumulated other comprehensive income (loss), net of tax	155	(81)	(301)

Total stockholders’ equity	63,397	62,578	46,384

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$765,336	$774,214	$651,235

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)

Dollars in thousands, except for per share data	March 31, 2009	December 31, 2008	March 31, 2008
Interest income:
Interest and fees on loans	$8,049	$8,028	$9,131
Interest on tax-exempt securities	296	313	274
Interest on U.S. government securities	1,192	873	481
Interest on federal funds sold and securities purchased under agreements to resell	25	39	58
Interest on other securities	117	81	22

Total interest income	9,679	9,334	9,966

Interest expense:
Interest on demand deposits	307	411	750
Interest on savings deposits	281	383	290
Interest on certificates of deposit	1,881	1,975	2,376
Securities sold under repurchase agreements	14	22	84
Interest on FHLB and other borrowings	581	638	731
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	215	263	315

Total interest expense	3,279	3,692	4,546

Net interest income	6,400	5,642	5,420
Provision for loan and lease losses	1,425	3,620	600

Net interest income after provision for loan and lease losses	4,975	2,022	4,820

Noninterest income:
Service charges on deposit accounts	92	108	62
Payroll and benefit processing fees	134	118	129
Earnings on cash surrender value - Bank owned life insurance	86	86	83
Net gain on sale of securities available-for-sale	404	33	242
Net loss on sale of derivative swap transaction	—	—	(225)
Merchant credit card service income, net	74	85	83
Mortgage brokerage fee income	—	4	10
Other income	75	156	181

Total noninterest income	865	590	565

Noninterest expense:
Salaries and related benefits	2,127	2,001	1,949
Occupancy and equipment expense	572	1,339	644
FDIC insurance premium	273	99	58
Data processing fees	111	52	78
Professional service fees	159	270	118
Payroll processing fees	34	30	33
Deferred compensation expense	119	120	111
Stationery and supplies	53	70	62
Postage	81	30	34
Directors’ expense	37	71	48
Other expenses	394	425	430

Total noninterest expense	3,960	4,507	3,565

Income (Loss) before provision for income taxes	1,880	(1,895)	1,820
Provision (Benefit) for income taxes	610	(1,237)	591

Net income (loss)	$1,270	$(658)	$1,229

Less preferred dividend and accretion on preferred stock	($237)	($0)	($0)
Income available to common shareholders	$1,033	($658)	$1,229
Basic earnings (loss) per share	$0.12	($0.07)	$0.14
Weighted average shares — basic	8,711	8,755	8,719
Diluted earnings (loss) per share	$0.12	($0.07)	$0.14
Weighted average shares — diluted	8,711	8,802	8,748
Cash dividends per share	$0.06	$0.08	$0.08

Average Balances, Interest Income/Expense and Yields/Rates Paid
(Unaudited, Dollars in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2009			March 31, 2008
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Earning Assets
Portfolio Loans[1]	$524,367	$8,049	6.14%	$504,091	$9,131	7.25%
Tax-exempt Securities[2]	29,304	296	4.04%	27,901	274	3.93%
US Government Securities	11,316	127	4.49%	15,272	142	3.72%
Mortgage backed Securities	80,263	1,065	5.31%	29,055	339	4.67%
Federal Funds Sold	38,222	25	0.26%	8,014	58	2.89%
Other Securities	37,557	117	1.25%	2,000	22	4.40%

Average Earning Assets	$721,029	$9,679	5.37%	$586,333	$9,966	6.80%

Cash & Due From Banks	$17,614			$12,708
Bank Premises	10,623			11,303
Allowance for Loan Losses	(8,402)			(8,441)
Other Assets	27,814			20,116

Average Total Assets	$768,678			$622,019

Interest Bearing Liabilities
Demand Interest Bearing	$137,608	$307	0.89%	$141,709	$750	2.12%
Savings Deposits	65,803	281	1.71%	41,195	290	2.82%
Certificates of Deposit	265,296	1,881	2.84%	216,051	2,376	4.40%
Repurchase Agreements	11,940	14	0.47%	13,052	84	2.57%
FHLB Borrowings	120,000	581	1.94%	80,569	731	3.63%
Trust Preferred Borrowings	15,000	215	5.73%	15,000	315	8.40%

	615,647	$3,279	2.13%	507,576	$4,546	3.58%

Noninterest bearing demand	74,637			66,825
Other Liabilities	5,219			995
Stockholders’ Equity	73,175			46,623

Average Liabilities and Stockholders’ Equity	$768,678			$622,019

Net Interest Income and Net Interest Margin		$6,400	3.55%		$5,420	3.70%

[1]	Average non-performing loans of $19.8 million are included

[2]	The yield on tax-exempt securities has not been adjusted to a tax-equivalent yield basis.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Quarterly Financial Condition Data
(Unaudited)
For the Quarter Ended

	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands, except for per share data	2009	2008	2008	2008	2008
Interest income:
Interest and fees on loans	$8,049	$8,028	$8,252	$8,171	$9,131
Interest on tax-exempt securities	296	313	308	302	274
Interest on U.S. government securities	1,192	873	582	533	481
Interest on federal funds sold and securities purchased under agreements to resell	25	39	116	90	58
Interest on other securities	117	81	13	23	22

Total interest income	9,679	9,334	9,271	9,119	9,966
Interest expense:
Interest on demand deposits	307	411	514	498	750
Interest on savings deposits	281	383	543	360	290
Interest on certificates of deposit	1,881	1,975	1,963	2,238	2,376
Securities sold under repurchase agreements	14	22	32	35	84
Interest on FHLB and other borrowings	581	638	662	781	731
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	215	263	317	161	315

Total interest expense	3,279	3,692	4,031	4,073	4,546
Net interest income	6,400	5,642	5,240	5,046	5,420
Provision for loan and lease losses	1,425	3,620	1,300	1,000	600
Net interest income after provision for loan and lease losses	4,975	2,022	3,940	4,046	4,820
Noninterest income:
Service charges on deposit accounts	92	108	91	50	62
Payroll and benefit processing fees	134	118	107	99	129
Earnings on cash surrender value — bank owned life insurance	86	86	86	85	83
Net gain on sale of securities available-for-sale	404	33	159	194	242
Net loss on sale of derivative swap transaction	—	—	—	—	(225)
Merchant credit card service income, net	74	85	99	97	83
Mortgage brokerage fee income	—	4	2	5	10
Other income	75	156	207	187	181

Total noninterest income	865	590	751	717	565
Noninterest expense:
Salaries and related benefits	2,127	2,001	1,909	1,892	1,949
Occupancy and equipment expense	572	1,339	613	640	644
FDIC insurance premium	273	99	113	113	58
Data processing fees	111	52	81	65	78
Professional service fees	159	270	146	133	118
Payroll processing fees	34	30	26	27	33
Deferred compensation expense	119	120	118	113	111
Stationery and supplies	53	70	50	80	62
Postage	81	30	32	38	34
Directors’ expense	37	71	81	94	48
Other expenses	394	425	443	418	430

Total noninterest expense	3,960	4,507	3,612	3,613	3,565
Income (loss) before provision for income taxes	1,880	(1,895)	1,079	1,150	1,820
Provision (benefit) for income taxes	610	(1,237)	362	244	591
Net income (loss)	$1,270	$(658)	$717	$906	$1,229

Less preferred dividend and accretion on preferred stock	($237)	($0)	($0)	($0)	($0)
Income available to common shareholders	$1,033	($658)	$717	$906	$1,229
Basic earnings (loss) per share	$0.12	($0.07)	$0.08	$0.10	$0.14
Weighted average shares — basic	8,711	8,755	8,711	8,748	8,719
Diluted earnings (loss) per share	$0.12	($0.07)	$0.08	$0.10	$0.14
Weighted average shares — diluted	8,711	8,802	8,713	8,751	8,748
Cash dividends per share	$0.06	$0.08	$0.08	$0.08	$0.08